Century Communities Reports Fourth Quarter and Full Year 2023 Results

- Full Year Deliveries of 9,568 Homes and Revenues of $3.7 Billion -

- Fourth Quarter Net Income Increased 15% Year-Over-Year to $91.3 Million, $2.83 Per Diluted Share -

- Net Homebuilding Debt to Net Capital of 22.4%, a Year End Company Record -

- Book Value per Share Increased to a Company Record $75.12 -

- 21st Consecutive Year of Profitability -

Greenwood Village, Colorado (January 31, 2024) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights

•	Net income of $91.3 million, or $2.83 per diluted share
•	Adjusted net income of $94.5 million, or $2.93 per diluted share
•	Pre-tax income of $126.1 million
•	EBITDA of $145.2 million
•	Total revenues of $1.2 billion
•	Deliveries of 3,157 homes, a quarterly Company record
•	Net new home contracts of 2,340
•	Homebuilding gross margin of 21.6%
•	Adjusted homebuilding gross margin of 23.0%

Full Year 2023 Highlights

•	Net income of $259.2 million, or $8.05 per diluted share
•	Adjusted net income of $260.6 million, or $8.09 per diluted share
•	Pre-tax income of $350.8 million
•	EBITDA of $405.3 million
•	Total revenues of $3.7 billion
•	Deliveries of 9,568 homes
•	Net new home contracts of 8,828
•	Homebuilding gross margin of 21.2%
•	Adjusted homebuilding gross margin of 22.5%

“Our fourth quarter deliveries of 3,157 homes, a quarterly record for the Company, increased 39% sequentially as we benefitted from our increased level of home starts earlier in the year and continued improvements in our cycle times,” said Dale Francescon, Chairman and Co-Chief Executive Officer. “On the back of this strong fourth quarter performance, we delivered 9,568 homes and generated total revenues of $3.7 billion for the full year 2023. We saw meaningful improvement in our cycle times, deliveries and earnings in the second half of 2023 as compared to the first, and are optimistic about the outlook for 2024, especially given the strong underlying demand that exists for affordable new homes. For the full year 2024, we expect our deliveries to be in the range of 10,000 to 11,000 homes and our home sales revenues to be in the range of $3.8 billion to $4.2 billion.”

Rob Francescon, Co-Chief Executive Officer and President, said, “Our net new home contracts of 2,340 in the fourth quarter 2023 increased 86% over year ago levels and exceeded our expectations given the quarter’s typical seasonal decline. Our total lot inventory of 73,720 increased by 39% over the prior year end, with the higher lot count driven entirely by gains in our controlled lots, which accounted for 59% of our total lots at the end of the fourth quarter. Our balance sheet remains strong with $2.4 billion in stockholders’ equity, $1.1 billion in liquidity and net homebuilding debt to net capital of 22.4%, the lowest year end level in our history as a public company.”

Fourth Quarter 2023 Results

Net income for the fourth quarter 2023 was $91.3 million, or $2.83 per diluted share. Adjusted net income was $94.5 million, or $2.93 per diluted share.

Total revenues were $1.2 billion, with fourth quarter home sales revenues totaling $1.2 billion as well. Deliveries totaled 3,157 homes, a quarterly record for the Company. The average sales price of home deliveries for the fourth quarter 2023 was $375,500.

Net new home contracts in the fourth quarter 2023 were 2,340, and at the end of the fourth quarter 2023, the Company had 1,070 homes in backlog, representing $400.8 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest and inventory impairment, was 23.0% in the fourth quarter of 2023. Homebuilding gross margin percentage in the fourth quarter 2023 was 21.6%. Selling, general, and administrative expenses as a percent of home sales revenues was 11.1% in the quarter. EBITDA for the fourth quarter 2023 was $145.2 million.

Financial services revenues and pre-tax income were $16.5 million and $1.8 million, respectively, in the fourth quarter 2023.

Our book value per share increased to a record $75.12 as of December 31, 2023.

Full Year 2023 Results

Net income for the full year 2023 was $259.2 million, or $8.05 per diluted share. Adjusted net income was $260.6 million, or $8.09 per diluted share.

Total revenues were $3.7 billion, with full year 2023 home sales revenues totaling $3.6 billion. Deliveries totaled 9,568 homes. The average sales price of home deliveries for the full year 2023 was $376,700.

Net new home contracts totaled 8,828 for the full year 2023.

Adjusted homebuilding gross margin percentage, excluding interest and inventory impairment, was 22.5% in 2023. Homebuilding gross margin percentage in 2023 was 21.2%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.4% in 2023. EBITDA for the full year 2023 was $405.3 million.

Financial services revenues and pre-tax income were $80.2 million and $31.6 million, respectively, for the full year 2023.

Balance Sheet and Liquidity

The Company ended the quarter with a strong financial position, including $2.4 billion of stockholders’ equity and $1.1 billion of total liquidity, including $328.0 million of cash.

During the fourth quarter, the Company maintained its quarterly cash dividend of $0.23 per share.

As of December 31, 2023, homebuilding debt to capital decreased to 29.9% from 32.0% at December 31, 2022. As of December 31, 2023, net homebuilding debt to net capital decreased to 22.4% from 23.5% at December 31, 2022.

Full Year 2024 Outlook

David Messenger, Chief Financial Officer of the Company, commented, “Given continued strong demand for affordable new homes, cycle times that are in line with historical levels and further growth in our community count, we expect our full year 2024 deliveries to be in the range of 10,000 to 11,000 homes and our home sales revenues to be in the range of $3.8 billion to $4.2 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, January 31, 2024, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s fourth quarter and full year 2023 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through February 7, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 3626796. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2023. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 18 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per common share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2024 and its expectations for further growth in its community count. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Homebuilding Revenues
Home sales revenues	$1,185,409	$1,152,248	$3,604,434	$4,393,786
Land sales and other revenues	3,717	3,825	7,528	16,697
Total homebuilding revenues	1,189,126	1,156,073	3,611,962	4,410,483
Financial services revenues	16,456	23,060	80,223	95,433
Total revenues	1,205,582	1,179,133	3,692,185	4,505,916
Homebuilding Cost of Revenues
Cost of home sales revenues	(927,805)	(939,733)	(2,838,436)	(3,305,366)
Cost of land sales and other revenues	(1,773)	(1,477)	(2,147)	(10,628)
Total homebuilding cost of revenues	(929,578)	(941,210)	(2,840,583)	(3,315,994)
Financial services costs	(14,677)	(11,013)	(48,660)	(54,275)
Selling, general, and administrative	(131,959)	(109,257)	(447,311)	(430,742)
Inventory impairment and other	(1,877)	(10,149)	(1,877)	(10,149)
Other expense	(1,417)	(5,102)	(2,924)	(17,856)
Income before income tax expense	126,074	102,402	350,830	676,900
Income tax expense	(34,756)	(22,913)	(91,606)	(151,774)
Net income	$91,318	$79,489	$259,224	$525,126

Earnings per share:
Basic	$2.87	$2.50	$8.12	$16.12
Diluted	$2.83	$2.47	$8.05	$15.92
Weighted average common shares outstanding:
Basic	31,774,340	31,772,786	31,918,942	32,578,967
Diluted	32,236,990	32,195,308	32,209,359	32,977,935

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	December 31,	December 31,
	2023	2022
Assets	(unaudited)	(audited)
Cash and cash equivalents	$226,150	$296,724
Cash held in escrow	101,845	56,569
Accounts receivable	76,213	52,797
Inventories	3,016,641	2,830,645
Mortgage loans held for sale	251,852	203,558
Prepaid expenses and other assets	350,193	250,535
Property and equipment, net	69,075	31,688
Deferred tax assets, net	16,998	20,856
Goodwill	30,395	30,395
Total assets	$4,139,362	$3,773,767
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$147,265	$106,926
Accrued expenses and other liabilities	303,392	299,588
Notes payable	1,062,471	1,019,412
Revolving line of credit	—	—
Mortgage repurchase facilities	239,298	197,626
Total liabilities	1,752,426	1,623,552
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,774,615 and 31,772,791 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	318	318
Additional paid-in capital	592,989	584,803
Retained earnings	1,793,629	1,565,094
Total stockholders' equity	2,386,936	2,150,215
Total liabilities and stockholders' equity	$4,139,362	$3,773,767

Century Communities, Inc.

Homebuilding Operational Data(1)

(Unaudited)

Net New Home Contracts

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
West	310	263	17.9%	1,159	1,147	1.0%
Mountain	440	150	193.3%	1,614	1,397	15.5%
Texas	378	262	44.3%	1,630	1,306	24.8%
Southeast	351	110	219.1%	1,296	1,174	10.4%
Century Complete	861	473	82.0%	3,129	2,729	14.7%
Total	2,340	1,258	86.0%	8,828	7,753	13.9%

Home Deliveries

(dollars in thousands)

	Three Months Ended December 31,
	2023		2022		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	395	$585.1	391	$673.0	1.0%	(13.1)%
Mountain	567	$495.2	535	$549.5	6.0%	(9.9)%
Texas	458	$291.4	351	$301.8	30.5%	(3.4)%
Southeast	519	$435.3	489	$404.7	6.1%	7.6%
Century Complete	1,218	$258.0	1,137	$256.2	7.1%	0.7%
Total / Weighted Average	3,157	$375.5	2,903	$396.9	8.7%	(5.4)%

	Year Ended December 31,
	2023		2022		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	1,133	$588.6	1,591	$675.3	(28.8)%	(12.8)%
Mountain	1,892	$508.7	2,001	$568.5	(5.4)%	(10.5)%
Texas	1,617	$285.2	1,642	$322.8	(1.5)%	(11.6)%
Southeast	1,370	$434.2	1,682	$430.4	(18.5)%	0.9%
Century Complete	3,556	$258.5	3,678	$252.3	(3.3)%	2.5%
Total / Weighted Average	9,568	$376.7	10,594	$414.7	(9.7)%	(9.2)%

Century Communities, Inc.

Homebuilding Operational Data(1)

(Unaudited)

Selling Communities

	As of December 31,		Increase/(Decrease)
	2023	2022	Amount	% Change
West	27	24	3	12.5%
Mountain	51	31	20	64.5%
Texas	43	33	10	30.3%
Southeast	27	22	5	22.7%
Century Complete	103	98	5	5.1%
Total	251	208	43	20.7%

Backlog

(dollars in thousands)

	As of December 31,
	2023			2022			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	106	$67,425	$636.1	80	$57,524	$719.0	32.5%	17.2%	(11.5)%
Mountain	163	92,785	$569.2	441	223,938	$507.8	(63.0)%	(58.6)%	12.1%
Texas	168	53,044	$315.7	155	47,363	$305.6	8.4%	12.0%	3.3%
Southeast	131	57,165	$436.4	205	96,671	$471.6	(36.1)%	(40.9)%	(7.5)%
Century Complete	502	130,362	$259.7	929	245,882	$264.7	(46.0)%	(47.0)%	(1.9)%
Total / Weighted Average	1,070	$400,781	$374.6	1,810	$671,378	$370.9	(40.9)%	(40.3)%	1.0%

Lot Inventory

	As of December 31,
	2023			2022			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,036	3,259	7,295	4,433	509	4,942	(9.0)%	540.3%	47.6%
Mountain	8,615	5,025	13,640	10,845	1,566	12,411	(20.6)%	220.9%	9.9%
Texas	8,647	11,027	19,674	7,432	3,876	11,308	16.3%	184.5%	74.0%
Southeast	5,486	10,941	16,427	5,576	5,733	11,309	(1.6)%	90.8%	45.3%
Century Complete	3,839	12,845	16,684	3,826	9,323	13,149	0.3%	37.8%	26.9%
Total	30,623	43,097	73,720	32,112	21,007	53,119	(4.6)%	105.2%	38.8%
% of Total	41.5%	58.5%	100.0%	60.5%	39.5%	100.0%

(1)

Commencing in the first quarter of 2023, our Century Complete operations in Texas were realigned and are now managed under our Texas segment. Accordingly, we have presented segment information under this new basis as of and for the three months and year ended December  31, 2023, and we have restated the corresponding segment information for those segments as of and for the three months and year ended December  31, 2022.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that we believe are useful to management, investors and other users of the Company’s financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. We define adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment (iii) restructuring costs, and (iv) loss on debt extinguishment, less adjusted income tax expense, calculated using the Company’s GAAP tax rate for the applicable period. Adjusted diluted earnings per share is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Numerator
Net income	$91,318	$79,489	$259,224	$525,126
Denominator
Weighted average common shares outstanding - basic	31,774,340	31,772,786	31,918,942	32,578,967
Dilutive effect of stock-based compensation awards	462,650	422,522	290,417	398,968
Weighted average common shares outstanding - diluted	32,236,990	32,195,308	32,209,359	32,977,935
Earnings per share:
Basic	$2.87	$2.50	$8.12	$16.12
Diluted	$2.83	$2.47	$8.05	$15.92

Adjusted earnings per share
Numerator
Net income	$91,318	$79,489	$259,224	$525,126
Income tax expense	34,756	22,913	91,606	151,774
Income before income tax expense	126,074	102,402	350,830	676,900
Inventory impairment	1,877	10,149	1,877	10,149
Adjusted income before income tax expense	127,951	112,551	352,707	687,049
Adjusted income tax expense(2)	(33,410)	(25,236)	(92,096)	(154,050)
Adjusted net income	$94,541	$87,315	$260,611	$532,999

Denominator - Diluted	32,236,990	32,195,308	32,209,359	32,977,935

Adjusted diluted earnings per share	$2.93	$2.71	$8.09	$16.16

(2)

The tax rates used in calculating adjusted net income for the years ended December 31, 2023 and 2022  was 26.1% and 22.4%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods. For the three months ended December 31, 2023 and 2022, our adjusted income tax expense is reflective of our full year effective tax rate of approximately 26.1% and 22.4% applied to adjusted income before income tax expense.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment and interest are not measurements of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment and indebtedness have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended December 31,
	2023	%	2022	%

Home sales revenues	$1,185,409	100.0%	$1,152,248	100.0%
Cost of home sales revenues	(927,805)	(78.3)%	(939,733)	(81.6)%
Inventory impairment	(1,877)	(0.2)%	(10,149)	(0.9)%
Homebuilding gross margin	255,727	21.6%	202,366	17.6%
Add: Inventory impairment	1,877	0.2%	10,149	0.9%
Add: Interest in cost of home sales revenues	15,198	1.3%	15,324	1.3%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$272,802	23.0%	$227,839	19.8%

	Year Ended December 31,
	2023	%	2022	%

Home sales revenues	$3,604,434	100.0%	$4,393,786	100.0%
Cost of home sales revenues	(2,838,436)	(78.7)%	(3,305,366)	(75.2)%
Inventory impairment	(1,877)	(0.1)%	(10,149)	(0.2)%
Homebuilding gross margin	764,121	21.2%	1,078,271	24.5%
Add: Inventory impairment	1,877	0.1%	10,149	0.2%
Add: Interest in cost of home sales revenues	45,927	1.3%	54,669	1.2%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$811,925	22.5%	$1,143,089	26.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures we use as a supplemental measure in evaluating operating performance. We define EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. We define adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), and inventory impairment (if applicable). We believe EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA or adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Each of our EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net income	$91,318	$79,489	14.9%	$259,224	$525,126	(50.6)%
Income tax expense	34,756	22,913	51.7%	91,606	151,774	(39.6)%
Interest in cost of home sales revenues	15,198	15,324	(0.8)%	45,927	54,669	(16.0)%
Interest expense (income)	(791)	(22)	NM	(7,222)	(36)	NM
Depreciation and amortization expense	4,755	3,016	57.7%	15,774	11,223	40.6%
EBITDA	145,236	120,720	20.3%	405,309	742,756	(45.4)%
Inventory impairment	1,877	10,149	(81.5)%	1,877	10,149	(81.5)%
Adjusted EBITDA	$147,113	$130,869	12.4%	$407,186	$752,905	(45.9)%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is our total debt minus outstanding borrowings under our construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	December 31,	December 31,
	2023	2022
Notes payable	$1,062,471	$1,019,412
Revolving line of credit	—	—
Construction loan agreements	(44,895)	(7,389)
Total homebuilding debt	1,017,576	1,012,023
Total stockholders' equity	2,386,936	2,150,215
Total capital	$3,404,512	$3,162,238
Homebuilding debt to capital	29.9%	32.0%

Total homebuilding debt	$1,017,576	$1,012,023
Cash and cash equivalents	(226,150)	(296,724)
Cash held in escrow	(101,845)	(56,569)
Net homebuilding debt	689,581	658,730
Total stockholders' equity	2,386,936	2,150,215
Net capital	$3,076,517	$2,808,945

Net homebuilding debt to net capital	22.4%	23.5%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings